Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com

Horace Mann to Acquire Madison National Life from IHC in $172.5 Million Transaction
Aligns with focus on education markets

•Adding new suite of employer-sponsored benefit products and new independent benefit broker distribution to K-12 school districts
•Expecting 2022 EPS accretion from this transaction to be in mid-single digits with approximately 50 basis point contribution to ROE
•Management to host conference call at 9:00 a.m. ET today to discuss transaction

Springfield, Ill., July 14, 2021 – Horace Mann Educators Corporation (NYSE:HMN) today announced it has signed a definitive agreement to acquire Madison National Life Insurance Company, a subsidiary of Independence Holding Company (NYSE:IHC). Madison National is a leading writer of employer-paid and sponsored benefits provided to educators by K-12 school districts. The transaction is expected to close early in the first quarter of 2022, subject to regulatory approval and other customary closing conditions.
Headquartered in Madison, Wis., Madison National offers short- and long-term group disability, group life and other products, with K-12 school districts representing 80% of 2020 premiums. Horace Mann has also entered into a long-term distribution agreement with National Insurance Services (NIS), a key distribution partner for Madison National for almost 40 years. NIS is an AssuredPartners company that provides employee benefit solutions exclusively for K-12 schools and other public sector organizations. In 2020, Madison National’s net premiums were approximately $108 million and statutory earnings were approximately $14 million. Madison National is rated A- u (Excellent) by A.M. Best & Co.
“The acquisition of Madison National is immediately accretive to EPS and ROE. The transaction accelerates our progress on all fronts of our multi-year strategic plan: strengthening our product offerings, enhancing our distribution, and adding capabilities to our infrastructure. This ultimately will help us achieve our long-term objectives of a sustainable double-digit ROE and significant education market share growth,” said President and CEO of Horace Mann Marita Zuraitis. “We are excited to be adding the distribution that enables us to serve every employee in a district with employer-sponsored solutions designed to help districts attract and retain good educators. This comes at a time when districts are increasingly looking to provide more comprehensive benefits to educators.
“We continue to build a track record of using capital to create value for our shareholders. This transaction, coupled with our 2019 acquisition of NTA, strengthens our position in the education market,” Zuraitis said. “With Madison National, Horace Mann will be able to serve K-12 educators through a new distribution channel that is entirely complementary to Horace Mann’s strengths in individual products sold through local, trusted advisors. Whether educators work with Horace Mann through our existing channels, or benefit from employer-sponsored coverage from their district employers, we will be providing the solutions to protect what educators have today and help them prepare for a successful tomorrow.”
“With 60 years of experience, Madison National today delivers flexible, scalable solutions to school districts through a modern, user-friendly platform,” said the senior executive at Madison National, Bob Stubbe. “We look forward to joining forces with Horace Mann to continue to serve the education market with financial solutions that meet the needs of school districts and educators.”
Terms of the Transaction
Under the terms of the transaction, Horace Mann will acquire Madison National for $172.5 million. The transaction has been approved by Horace Mann’s and IHC’s boards of directors and is expected to close early in the first quarter of 2022, subject to regulatory approval and other customary closing conditions. After close, Madison National will operate as a wholly owned subsidiary of Horace Mann Educators Corporation. IHC will have a potential earnout of up to $12.5 million payable in cash, if specified financial targets are achieved by the end of 2023.
In the 12 months after closing, the transaction is expected to contribute approximately $7 million to $9 million or $0.15 to $0.20 per share to Horace Mann’s earnings, adding approximately 50 basis points to return on equity excluding net unrealized gains and losses on fixed maturity investments. These contributions include the effect of amortization of intangibles and one-time items related to the transaction, as well as modest assumptions regarding repositioning of Madison National’s investment portfolio and additional operating expenses.
The transaction will be funded with cash on hand and additional borrowings on the company’s revolving credit facility, which is being extended to 2026 and expanded by $100 million to $325 million to provide ample liquidity. At closing, Horace Mann’s leverage ratio is expected to be slightly below 25%, which aligns with levels appropriate for the company’s current financial strength ratings. The company will target year-end RBCs of 425% for life and retirement subsidiaries and 400% for property and casualty subsidiaries.
In addition, Horace Mann has signed a long-term distribution agreement with NIS to take effect concurrent with the closing of the Madison National transaction. NIS is an employee benefit brokerage subsidiary of AssuredPartners, Inc., one of the largest insurance brokers in the U.S. The agreement covers short- and long-term group disability, group life and group supplemental products.
Advisors
Raymond James & Associates is acting as financial advisor to Horace Mann and Eversheds Sutherland (US) LLP is acting as legal counsel to Horace Mann.

Investor Conference Call /Webcast
Horace Mann will host a conference call today to discuss the transaction at 9:00 a.m. Eastern time (8:00 a.m. Central time). The conference call will be accessible via the Events section of investors.horacemann.com and by telephone. The dial in number for the conference call is 844-735-3325. To listen via webcast, register through the Events section of investors.horacemann.com. A replay of the call will be available online at the same location.
About Horace Mann Educators Corporation
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America’s educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
About The IHC Group
Formed in 1980, Independence Holding Company (NYSE: IHC) is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries (Independence Holding Company and its subsidiaries collectively referred to as “The IHC Group”). The IHC Group consists of three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company).
Safe Harbor Statement
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except in accordance with the Securities Act of 1933, as amended, and other applicable law.

3